Exhibit 15.1

Office:+852 2801 6066

Mobile:+852 9718 8740

Email:rthorp@tta.lawyer

iClick Interactive Asia Group Limited

15/F Prosperity Millennia Plaza

663 King’s Road

Quarry Bay

Hong Kong S.A.R.

11 May 2023

Dear Sirs

iClick Interactive Asia Group Limited

We have acted as legal advisers as to the laws of the Cayman Islands to iClick Interactive Asia Group Limited, a Cayman Islands exempted company incorporated with limited liability (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2022 ("Form 20-F").

We hereby consent to the reference of our name under the headings, "Item 10. Additional Information— E.Taxation—Cayman Islands Taxation" in the Form 20-F, and further consent to the incorporation by reference of the summaries of our opinions under these captions into iClick Interactive Asia Group Limited’s registration statement on Form S-8 (File No. 333-225568) that was filed on 12 June 2018, Form S-8 (File No. 333-227747) that was filed on 9 October 2018 and Form S-8 (File No. 333-253596) that was filed on 26 February 2021.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA